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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 33-61293 of Golden West Financial Corporation on Form S-3 of our report dated January 23, 1995, appearing in the Annual Report on Form 10-K of Golden West Financial Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP
San Francisco, California

September 15, 1995